                                                                    Exhibit 3.17


                                                                APPROVED
                                                                   AND
                                                                  FILED
                                                         IND. SECRETARY OF STATE

                               ARTICLES OF MERGER
                                       OF
                          AMBER AIR FREIGHT CORPORATION
                        (THE "NON-SURVIVING CORPORATION")

                                      INTO

                           T.G. SHOWN ASSOCIATES, INC.
                          (THE "SURVIVING CORPORATION")

          In accordance with the requirements of the Indiana Business Corporation Law and the California Corporations Code, the undersigned Surviving Corporation and Non-Surviving Corporation, parties to a merger (the "Merger"), pursuant to Indiana Code 23-1-40-1 and Cal. Corporations Code 'SS' 1101, et seq., file these Articles of Merger and set forth the following facts:

                                    ARTICLE I

                              Surviving Corporation

          The name of the corporation surviving is T.G. Shown Associates, Inc. The Surviving Corporation is a corporation duly organized on December 23, 1983, and validly existing under the laws of California.

                                   ARTICLE II

                            Non-Surviving Corporation

          The name of the corporation which will be merged with and into the Surviving Corporation is Amber Air Freight Corporation. The Non-Surviving Corporation is an Indiana corporation incorporated on June 3, 1991, under the laws of Indiana and validly existing

                                   ARTICLE III

                                 Plan of Merger

          The Plan of Merger for the Merger of the Non-Surviving Corporation with and into the Surviving Corporation containing the information required by Indiana Code 23-1-40-1(b) and by Cal. Corporations Code 'SS' 1101, et seq. (the "Plan"), is attached hereto as Exhibit A and made a part hereof.


                                      -1-




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                                   ARTICLE IV

                                 Effective Time

          The Merger shall become effective when these Articles of Merger have been duly filed with the Secretary of State of Indiana and the Secretary of State of California.

                                    ARTICLE V

                           Manner of Adoption and Vote

          Section 1. Action by Surviving Corporation. The Merger was duly approved by the shareholders of the Surviving Corporation by unanimous written consent dated as of May 26, 2000, following the adoption of the Plan by the Board of Directors of the Surviving Corporation and recommendation to the shareholders of the Surviving Corporation that the Plan be approved on May 26, 2000. The Surviving Corporation has one class of capital stock outstanding, designed as common stock, and each share of common stock was entitled to one vote with respect to the Plan and the Merger.

          Section 2. Action by Non-Surviving Corporation. The Merger was duly approved by the shareholders of the Non-Surviving Corporation by unanimous written consent dated as of May 26, 2000, following the adoption of the Plan by the Board of Directors of the Non-Surviving Corporation and recommendation to the shareholders of the Non-Surviving Corporation that the Plan be approved on May 26, 2000. The Non-Surviving Corporation has one class of capital stock outstanding, designed as common stock, and each share of common stock was entitled to one vote with respect to the Plan and the Merger.

          Section 3. Conformity with Laws. The Plan and the Merger were duly approved and authorized by the Surviving Corporation under the laws of the State of California and the Articles of Incorporation and Bylaws of the Surviving Corporation and by the Non-Surviving Corporation under the laws of the State of Indiana and the Articles of Incorporation and Bylaws of the Non-Surviving Corporation.

          IN WITNESS WHEREOF, the Surviving Corporation has caused these Articles of Merger to be signed by its duly authorized officer on this 26 day of May 2000.


                                                   AMBER AIR FREIGHT CORPORATION


                                                   By: [SIGNATURE ILLEGIBLE]
                                                       -------------------------
                                                   Title: Vice President and
                                                          Comptroller

                                                   T.G. SHOWN ASSOCIATES, INC.


                                                   By: Brian T. Hunt
                                                       -------------------------
                                                   Title: Secretary


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

                                                        ENDORSED
                                                          FILED
                                         in the office of the Secretary of State

                                                       [ILLEGIBLE]

                                                       DEC 23 1983

                                            MARCH FONG EU: Secretary of State

                                                      Camielle M. Guy
                                                          Deputy

                            ARTICLES OF INCORPORATION

                                       OF

                       T. G. SHOWN ASSOCIATES INCORPORATED

                                        I

The name of this corporation is T. G. SHOWN ASSOCIATES INCORPORATED.

                                       II

The purpose for which this corporation is formed is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California, other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

The name and address in the State of California of this corporation's initial agent for service of process is Peter A. Seidenberg, Esq., 2772 Main Street, Irvine, California 92714.

                                       IV

This corporation is authorized to issue only one class of stock; and the total number of shares which this corporation is authorized to issue is 1000 (one thousand).


Dated: 12/21/83                                           Peter A. Seidenberg
                                                      --------------------------
                                                          Peter A. Seidenberg

I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.


      12/21/83                                            Peter A. Seidenberg
                                                      --------------------------
                                                          Peter A. Seidenberg